Exhibit 21.1

List of Subsidiaries of Eagle Rock Energy Partners, L.P.

Subsidiary	Jurisdiction of Formation

Eagle Rock Pipeline GP, LLC

Eagle Rock Pipeline, L.P.

Eagle Rock Energy Services, L.P.

Midstream Gas Services, L.P.

Eagle Rock Gas Gathering & Processing, Ltd.

Eagle Rock Operating, L.P.

Eagle Rock Field Services, L.P.

EROC Production, LLC

Eagle Rock Production, L.P.

Eagle Rock Development Company, LLC

EROC Midstream Energy, L.P

EROC Quitman Gathering Co., L.P.

EROC Gathering Company, L.P.

Hesco Gathering Company, LLC

Hesco Pipeline Company, LLC

Eagle Rock Energy Acquisition Co., Inc.

Eagle Rock Upstream Development Company, Inc.

Eagle Rock Acquisition Partnership, L.P.

Eagle Rock Upstream Development II, L.P.

Eagle Rock Energy Acquisition Co. II, Inc.

Eagle Rock Upstream Development Company II, Inc.

Eagle Rock Acquisition Partnership II L.P.

Escambia Operating Co. LLC

Escambia Asset Co. LLC

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